                                EXHIBIT 10.11.1

                          AMENDMENT NO. 2 TO THE 1994
                  INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                                      0F
                         AUSTINS STEAKS & SALOON, INC.


    The 1994 Incentive and Nonqualified Stock Option Plan (the "Plan") of Austins Steaks & Saloon, Inc. (the "Company"), adopted as of August 1, 1994 and amended as of November 30, 1994 is hereby amended effective August 1, 1995 as follows:

3.  DESIGNATION OF OPTIONEES

    The first sentence of Paragraph 3 of the Plan is hereby amended in its entirety to read as follows: "The persons eligible for participation in the Plan as recipients of Options ("Optionees") shall include full time key employees and directors of the Company, or any subsidiary."

    The last sentence of Paragraph 3 is amended in its entirety to read as follows: "A person who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine."

5.  TERMS AND CONDITIONS OF OPTION

    Paragraph 5 of the Plan is hereby amended by adding subparagraph (k) as follows:

    "(k) DIRECTORS OPTIONS. All non-officer directors of the Company shall, upon their election to the Board of Directors and on each anniversary thereafter so long as they serve as a Director, be granted Options to purchase 1,000 shares of Stock at an exercise price equal to the Fair Market Value of the Stock on the date of grant. In the case of persons who serve as non-officer directors as of the date of this Amendment or are elected to the Board of Directors prior to January 25, 1996, their initial 1,000 share Option grants shall be effective January 26, 1996 at an exercise price equal to the Fair Market Value of the Stock on that date. The provisions of this subparagraph (k) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act, or the rules and regulations thereunder."

13. RULE 16b-3 COMPLIANCE

    The first sentence of Paragraph 13 of the Plan is hereby amended in its entirety as follows:

    "The Company intends that the Plan meet the requirements of Rule 16b-3 and that transactions of the type specified in subparagraphs (c) and (f) of Rule 16b-3 by officers of the Company (whether or not they are directors) and by directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act."

    This Amendment No. 2 to the Plan is effective for all purposes upon being approved by the affirmative votes of the holders of a majority of the common stock of the Company present, or represented, or entitled to vote at the 1995 Annual Meeting of stockholders of the Company or at any adjournment thereof.


                                                AUSTINS STEAKS & SALOON, INC.





                                      101